Evolus Reports Third Quarter 2020 Results and Provides Business Update
Q3 2020 Net Revenue of $17.7 Million; 34 Percent Increase Over Q3 2019
Cash1 Position Increased Over Q2 2020 to $110.1 Million

Newport Beach, Calif., October 29, 2020 - Evolus, Inc. (Nasdaq: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today reported financial results for the third quarter ended September 30, 2020 and provided a business update.
“We reported third quarter net sales above expectations and are pleased with the strong underlying fundamentals of our business. We continued to leverage our highly efficient business model, including reducing our operating expenses by 38 percent as compared to the third quarter of last year,” said David Moatazedi, President and Chief Executive Officer. “Despite the headwinds we have faced from the COVID-19 pandemic, our team has continued to execute on all fronts, resulting in the high growth of our Jeuveau® business.”
Third Quarter 2020 Financial Results
•$17.7 million in total net revenues for the third quarter of 2020 consisting of $16.9 million of U.S. Jeuveau® net revenue and $0.7 million of net revenue from international sales. Third quarter net revenue increased 34% over the third quarter of 2019.
•Gross margin percentage was 72.5%.
•GAAP operating expenses decreased by 38% to $21.6 million from $34.6 million in the third quarter of 2019.
•Non-GAAP operating expenses decreased by 34% to $19.3 million from $29.1 million in the third quarter of 2019. Non-GAAP operating expenses in the third quarter of 2020 exclude a gain resulting from the revaluation of the contingent royalty obligation of $2.5 million, stock-based compensation expense of $3.0 million and depreciation and amortization expense of $1.7 million. Non-GAAP operating expenses in the third quarter of 2019 exclude expenses resulting from the revaluation of the contingent royalty obligation of $1.8 million, stock-based compensation expense of $2.5 million and depreciation and amortization expense of $1.2 million.
•GAAP loss from operations decreased by 65% to $8.8 million from $25.1 million in the third quarter of 2019.
•Non-GAAP loss from operations decreased by 67% to $6.5 million from $19.6 million in the third quarter of 2019.
•GAAP net loss decreased by 57% to $11.5 million from $27.0 million in the third quarter of 2019.
•Cash, cash equivalents and short-term investments as of September 30, 2020 were $110.1 million, increased from $84.8 million as of June 30, 2020. In July 2020, the Company received a $40.0 million investment from its strategic partner, Daewoong Pharmaceutical Co. Ltd. in the form of a five-year, unsecured, subordinated, 3% convertible note at a conversion price of $13.00.
•As of September 30, 2020, the Company had 33.7 million shares of common stock outstanding.
“We saw the Jeuveau® launch trends accelerate as the market continued to rebound in the third quarter,” said Michael Jafar, Chief Marketing Officer. “We achieved double digit growth in the number of new accounts added this quarter, reorder rates continue to rise and enrollment in our consumer loyalty program, Evolus Rewards, has exceeded our expectations.”

Key Business Highlights
•Continued strong underlying market demand for Jeuveau® in the third quarter of 2020 driven by a 14% increase in purchasing accounts compared to the second quarter of 2020 to over 5,000 accounts2. Reorder rates increased to 68% in the third quarter.
•As of September 30, 2020, more than 2,200 purchasing accounts opted into the Evolus Rewards program and over 50,000 patients enrolled. Evolus Rewards is the company’s consumer loyalty program providing patients with improved affordability and instant savings.
•Continued to leverage proprietary digital platform with more than 80% of orders in the third quarter originating from the Evolus Practice App.
•On September 21, 2020, the United States International Trade Commission (USITC) confirmed their intent to review the July 6 non-binding initial determination of the Administrative Law Judge (ALJ). In July 2020, the ALJ issued an initial determination and recommended an exclusion order that, if confirmed by the USITC, would prevent the importation of Jeuveau® into the United States for a period of ten years and a cease and desist order that would prevent the Company from selling Jeuveau® in the United States for the same period of time. On October 22, 2020, the USITC issued a notice updating the target date for their final determination from November 6, 2020 to November 19, 2020.
Given the proximity to the final determination by the USITC on November 19, 2020, the Company has decided not to hold a third quarter 2020 earnings call. Please see the Company’s Quarterly Report on Form 10-Q, filed with the Securities Exchange Commission on October 29, 2020 for a comprehensive discussion of our financial results and an update on the USITC action.
About Evolus, Inc.
Evolus is a performance beauty company with a customer-centric approach focused on delivering breakthrough products. In 2019, the U.S. Food and Drug Administration approved Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau® is powered by Evolus’ unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at: www.evolus.com.
Forward-Looking Statements
This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements that relate to the status of regulatory processes, future plans, events, prospects or performance and statements containing the words “plans,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” or other forms of these words or similar expressions, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements include, but are not limited to, statements made by Mr. Moatazedi and Mr. Jafar related to the growth of Jeuveau® sales, the rebound of the aesthetic market, the effectiveness of our customer and consumer programs, the efficiency of the company’s business model and expectations for future growth and our financial outlook as well as the company’s expectation that it has cash, cash equivalents and short term investments that will be sufficient to fund its operations for at least the next twelve months.
Forward-looking statements are based on current estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.
Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Other factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with our ability to generate revenue if the USITC affirms, in whole or in part, the initial determination issued by the ALJ in a final determination and imposes an exclusion order preventing us from importing Jeuveau® into the United States and a cease and desist order that would prevent us from marketing and selling Jeuveau® in the United States; the potential declaration of an event of default by certain of our lenders if the USITC affirms, in whole or in part, the initial determination by the ALJ; our future financial performance and our ability to continue as a going concern; the continued impact of COVID-19 on our business and the economy generally; the success of the launch of Jeuveau®, customer and consumer adoption of Jeuveau®, the efficiency and operability of our digital platform, competition and market dynamics, our ongoing legal proceedings and our ability to maintain regulatory approval of Jeuveau® and other risks described in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 as filed with the Securities and Exchange Commission on October 29, 2020, which is available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If the company does update or revise one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.
Use of Non-GAAP Financial Measures
Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include non-GAAP operating expenses and non-GAAP loss from operations, which are calculated as GAAP operating expenses and GAAP loss from operations, excluding: (i) the revaluation of contingent royalty obligations, (ii) stock-based compensation expense, and (iii) depreciation and amortization. Management believes that non-GAAP operating expenses and non-GAAP loss from operations are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses and non-GAAP loss from operations will enable investors to assess the company in the same way that management assesses the company’s current and future operations. The company’s definitions of non-GAAP operating expenses and non-GAAP loss from operations have limitations as an analytical tool and may differ from other companies reporting similarly named measures. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
For a reconciliation of our historical non-GAAP operating expenses and non-GAAP loss from operations presented herein to GAAP operating expenses and GAAP loss from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of GAAP Operating Expenses and GAAP Loss from Operations to Non-GAAP Operating Expenses and Non-GAAP Loss from Operations” in the financial schedules below. In addition, this press release includes information regarding the company’s expected non-GAAP operating expenses for the third and fourth quarters of 2020. Evolus has not provided a reconciliation of such forward-looking non-GAAP operating expenses to GAAP operating expenses, the most directly comparable GAAP financial measure, because, without unreasonable efforts, it is unable to predict with reasonable certainty the amount or timing of the non-GAAP adjustments that are used to calculate non-GAAP operating expenses, including any revaluation of contingent royalty obligation, stock-based compensation expense and depreciation and amortization. These adjustments are uncertain, depend on various factors that are beyond our control and could have a material impact on the company’s forward-looking GAAP operating expenses.
Jeuveau® is a registered trademark and Evolux™ is a trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd
1 Represents September 30, 2020 cash, cash equivalents and short-term investments

2 Represents cumulative statistics from the launch of Jeuveau® in May 2019.

Evolus, Inc. Contacts:
Investor Contact:
Ashwin Agarwal, Evolus, Inc.
Vice President, Finance, Investor Relations & Treasury
Tel: +1-949-284-4559
Email: IR@Evolus.com
Media Contact:
Crystal Muilenburg, Evolus, Inc.
Vice President, Corporate Communications & Public Relations
Tel: +1-949-284-4506
Email: media@evolus.com

Evolus, Inc.
Statements of Operations and Comprehensive Loss
(Unaudited, in thousands, except loss per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Product revenue, net	$16,923	$13,167	$35,225	$15,478
Service revenue	738	—	738	—
Total net revenues	17,661	13,167	35,963	15,478
Cost of sales (excludes amortization of intangible assets)	4,854	3,718	11,021	4,378
Gross profit	12,807	9,449	24,942	11,100
Operating expenses:
Selling, general and administrative	21,944	30,897	70,796	83,308
Research and development	350	693	1,003	3,555
Revaluation of contingent royalty obligation payable to Evolus Founders	(2,471)	1,795	(9,922)	7,977
Depreciation and amortization	1,744	1,202	5,151	2,664
Restructuring costs	—	—	2,956	—
Total operating expenses	21,567	34,587	69,984	97,504
Loss from operations	(8,760)	(25,138)	(45,042)	(86,404)
Other income (expense):
Interest income	32	460	630	1,464
Interest expense	(2,758)	(2,455)	(7,680)	(5,485)
Loss before income taxes:	(11,486)	(27,133)	(52,092)	(90,425)
Income tax expense (benefit)	(27)	(149)	227	(14,899)
Net loss	$(11,459)	$(26,984)	$(52,319)	$(75,526)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities, net of tax	(16)	(24)	(3)	19
Comprehensive loss	$(11,475)	$(27,008)	$(52,322)	$(75,507)
Net loss per share, basic and diluted	$(0.34)	$(0.98)	$(1.55)	$(2.76)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	33,749	27,471	33,734	27,404

Evolus, Inc.
Summary of Balance Sheet Data
(Unaudited, in thousands)

	September 30, 2020	December 31, 2019
Balance Sheet Data:
Cash and cash equivalents	$85,127	$109,892
Short-term investments	24,996	19,911
Total cash, cash equivalents and short-term investments	$110,123	$129,803

Contingent promissory note payable to Evolus Founders	$18,779	$17,945
Term loan, net of discounts and issuance costs	73,974	73,508
Convertible note	40,203	—
Total long-term debt	$132,956	$91,453

Working capital	$119,691	$127,758
Total assets	$215,779	$240,442
Total current liabilities	$12,709	$24,439
Total liabilities	$180,684	$160,985
Accumulated deficit	$(265,378)	$(213,059)
Total stockholders’ equity	$35,095	$79,457

Evolus, Inc.
Reconciliation of GAAP Operating Expenses and GAAP Loss from Operations to
Non-GAAP Operating Expenses and Non-GAAP Loss from Operations
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP operating expenses	$21,567	$34,587	$69,984	$97,504
GAAP loss from operations	$8,760	$25,138	$45,042	$86,404
Adjustments:
Revaluation of contingent royalty obligation	(2,471)	1,795	(9,922)	7,977
Stock-based compensation:
Included in selling, general and administrative	2,924	2,417	7,802	6,443
Included in research and development	28	109	152	538
Depreciation and amortization	1,744	1,202	5,151	2,664
Non-GAAP operating expenses	$19,342	$29,064	$66,801	$79,882
Non-GAAP loss from operations	$6,535	$19,615	$41,859	$68,782